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                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the registration statements of HealthPlan Services Corporation on Form S-8 listed below of our report dated February 16, 1996 on our audit of the financial statements of Harrington Services Corporation as at December 31, 1995 and for the year then ended included in this filing on Form 8-K/A: File Nos.: 33-92708, 33-97050, 33-97048, 33-00150, 333-07641 and 333-07631.


                                        /s/     RICHARD A. EISNER & COMPANY, LLP






New York, New York
September 10, 1996









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